NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF

DELAWARE

NUMBER
SAMPLE

SHARES

COMMON STOCK
CUSIP

100,000,000 AUTHORIZED SHARES

CHINA FOODS HOLDINGS LTD

This Certifies that

Is The Record Holder Of

Shares of CHINA FOODS HOLDINGS LTD Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

CORPORATE SEAL
***
CHINA FOODS
HOLDINGS LTD
DELAWARE
***

PRESIDENT

Countersigned & Registered
COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR